Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-117694
_____________________________________________________________________________

                          DELTA PETROLEUM CORPORATION

                   SUPPLEMENT NO. 1 DATED SEPTEMBER 3, 2004
                      TO PROSPECTUS DATED AUGUST 6, 2004


     Satellite Overseas Fund, Ltd. and Satellite Fund II, LP, two of the selling shareholders, have transferred a portion of their shares to Satellite Fund VIII, Ltd. As a result, Satellite Fund VIII, Ltd. is added to the Selling Shareholder table and the number of shares held by the transferors are updated as follows:

                                                              Shares
                           Shares Owned                  Beneficially Owned
                       Prior to this Offering            After this Offering
                       ----------------------   Shares   -------------------
                                     Percent    Offered             Percent
Selling Shareholders   Number        of Class   Hereby   Number     of Class
--------------------   ------        --------   -------  ------     --------

Satellite Overseas
  Fund, Ltd.            24,391          *        24,391    -0-         -0-
Satellite Fund II, LP    9,189          *         9,189    -0-         -0-
Satellite Fund VIII,
  Ltd.                   1,330          *         1,330    -0-         -0-


     The natural persons with voting and investment power for the shares held by these selling shareholders are Lief Rosenblatt, Gabriel Nechamkin, Mark Soninno, Chris Tuzzo, Brian Kriftcher, David Ford and Steve Shapiro; however, each of these persons disclaims beneficial ownership of these shares.